SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 30, 2001


                                                 VALUSALES.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA                                  0-31497              65-1001686
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(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)



                          4101 Ravenswood Rd. Suite 209
                          FT. LAUDERDALE, FLORIDA 33312

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:       (954) 792-3773



          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 4.       Changes In Registrant's Certifying Accountant.

On April 3, 2001, ValuSALES.com, Inc. (the "Registrant") received a letter of resignation from the Registrant's independent accountant, Robert Jarkow, dated April 2, 2001.

On April 24, 2001, the Registrant engaged Norman Stumacher, CPA as its independent certifying accountant. The change of independent accountants was approved by the Board of Directors of the Company.

During the Company's last fiscal year and subsequent interim periods preceding the date of resignation, there were no disagreements between the Company and its former independent accountant on any matters relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former independent accounts, would have caused them to make reference to the subject matter of the disagreement in their report.

The former accountant's report on the financial statements for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion or was modified as to audit scope, accounting principles or other uncertainty.

Previously we requested Robert Jarkow, CPA furnish a letter addressed to the Commission stating whether he agrees with the statements made by us, and, if not, stating the respects in which he does not agree. To date, no response has been received.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VALUSALES.COM, INC.
                                          (Registrant)


Date:  April 30, 2001                      /s/ V. Jeffrey Harrell


                                          V. JEFFREY HARRELL
                                          President and Chief Executive Officer